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Exhibit 10.25

MDC Acquisition Partners Inc.
Amendment to Founder Stock Purchase AGreement

        THIS AMENDMENT TO FOUNDER STOCK PURCHASE AGREEMENT (the "Amendment") is made as of the 26th day of September, 2005, by and between MDC ACQUISITION PARTNERS INC., a Delaware corporation (the "Company"), and ROBERT B. HELLMAN, JR. ("Purchaser").

RECITALS

        WHEREAS, the Company and the Purchaser have entered into that certain Founder Stock Purchase Agreement dated June 21, 2005 (the "Agreement"), pursuant to which the Purchaser purchased an aggregate of 875,000 shares of Common Stock of the Company. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.

        WHEREAS, the Agreement contained certain limitations on transfer and parties now wish to amend the Agreement to allow for the transfer of shares of the Company by Purchaser to Purchaser's ancestors, descendants or spouse or to trust for the benefit of such persons or the Purchaser, as more particularly set forth in this Amendment.

        WHEREAS, Section 17(g) of the Agreement provides that such Agreement may be amended, modified or revoked, in whole or in part, by an agreement in writing executed by the Company and the Purchaser.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.
The Agreement is amended by adding the following paragraph as section as Section 10(a):

  "Notwithstanding the foregoing limitations on transfers, there shall be no restrictions on any transfer without consideration of all or less than all of the Stock to the Purchaser's ancestors, descendants or spouse or to trust for the benefit of such persons or the Purchaser; provided that in each case the transferee will agree in writing to be subject to the terms and conditions of this Agreement to the same extent as the Purchaser."

2.
This Amendment shall be governed by and construed in accordance with the laws of the State of California.

3.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.
In accordance with Section 17(g) of the Agreement, this Amendment shall be effective upon its execution by the Company and the Purchaser.

5.
Except as herein expressly amended hereby, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

MDC ACQUISITION PARTNERS INC.
/s/ MATTHEW P. CARBONE Matthew P. Carbone, President
PURCHASER:
/s/ ROBERT B. HELLMAN, JR. Robert B. Hellman, Jr.

QuickLinks

  Exhibit 10.25
MDC Acquisition Partners Inc. Amendment to Founder Stock Purchase AGreement
RECITALS
AGREEMENT